Exhibit 99.2

                AMENDED AND RESTATED LICENSE AND SUPPLY AGREEMENT

      This Amended and Restated License and Supply Agreement (the "Amended Agreement") is entered into as of May 1, 2002 (the "Effective Date") by VaxGen, Inc., a Delaware corporation ("VaxGen"), and Genentech, Inc., a Delaware corporation ("Genentech") (each also singularly a "Party" and collectively the "Parties") as follows:

      WHEREAS, Genentech is the owner or licensee of certain patent rights and knowhow relating to a vaccine (including use with adjuvants) against Human Immunodeficiency Virus ("HIV") infection and/or Acquired Immune Deficiency Syndrome ("AIDS"), as well as the owner of certain biologic materials, pre-clinical data, clinical data, protocols and other knowhow relating to the therapeutic and/or prophylactic uses of such vaccine (including used with adjuvants) in humans;

      WHEREAS, Genentech and VaxGen are parties to a certain License and Supply Agreement dated as of May 1, 1996 (the "Original Agreement"), wherein Genentech granted to VaxGen an exclusive license to such intellectual property so that VaxGen may develop and commercialize vaccine(s) against HIV; and

      WHEREAS, the Parties wish to amend and restate the Original Agreement on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

      Article 1.0 Certain Definitions.

      The terms defined elsewhere in this Amended Agreement shall have the meanings specified herein. The following terms shall have the following meanings for purposes of this Amended Agreement:

            1.1   "Adjuvant" and "Adjuvants" shall mean:

            (a)   the adjuvant comprised of alum (aluminum hydroxide);

            (b) the adjuvant comprised of QS-21 saponin extract, which was licensed to Genentech by Cambridge Biotech Corporation, a Delaware corporation ("CBC") pursuant to that certain License and Supply Agreement between Genentech and CBC dated as of June 28, 1992 (the "QS-21 License");

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            (c)   the adjuvant comprised of biodegradable polylactide
                  (lactide-co-glycolide) copolymer microspheres encapsulating the Vaccine; and/or

            (d) any other material that enhances or modifies the action of the Vaccine.

            1.2 "Administrative Costs" shall mean, as to each calendar quarter, 10 percent of the sum of a Party's own Marketing Costs and Sales Costs.

            1.3 "Allocable Overhead" shall mean costs incurred by a Party or for its account (and not reimbursed by a third party) which are attributable to its supervisory, services, occupancy costs, corporate bonus (to the extent not charged directly to a department), payroll, information systems, human relations or purchasing functions and which are allocated to company departments based on space occupied, headcount, full-time equivalents or another activity-based method. "Allocable Overhead" shall not include any costs attributable to general corporate activities including, by way of example only, executive management, investor relations, business development, legal and government affairs, and shall not include any costs or expenses which are reimbursed by the other Party or any third party.

            1.4 "BLA-Enabling Clinical Trial" shall mean a study in humans of the efficacy and safety of a Licensed Product which is prospectively designed to demonstrate statistically whether the Licensed Product is effective for use in a particular indication in a manner sufficient to obtain regulatory approval to market that Licensed Product.

            1.5 "Clinical Vaccine(s)" shall mean: (a) the MN isolate of the Vaccine manufactured and supplied by Genentech for use by VaxGen or its sub-licensees in a BLA-Enabling Clinical Trial or other clinical trial in humans in compliance with Good Manufacturing Practices at the protein concentration, formulation and fill volume produced by Genentech as part of its normal manufacturing and fill process for the Vaccine (the "First Generation Clinical Vaccine"); and (b) each and every other clinical isolate, strain or other variant of the Vaccine, if any (a "Vaccine Variant" or "Vaccine Variants"). The First Generation Clinical Vaccine and each such Vaccine Variant (if any) are each also referred to hereinbelow singularly as a "type" of Clinical Vaccine, and collectively as the "Clinical Vaccine(s)".

            1.6 "Combination Product Adjustment" shall mean, in the event a Licensed Product is sold in the form of a combination product containing one or more active ingredients in addition to a Licensed Product, Net Sales for such combination product will be adjusted by multiplying actual Net Sales of such combination product by the fraction A/A+B, where A is the invoice price of the Licensed Product, if sold separately, and B is the invoice price of any other active component or components in the combination, if sold separately. If, on a country-by country basis, the other active component or components in the combination are not sold separately, in such country,

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Net Sales shall be calculated by multiplying the actual Net Sales of such combination product by the fraction A/C, where A is the invoice price of the Licensed Product if sold separately, and C is the invoice price of the combination product. If, on a country-by-country basis, neither the Licensed Product not the other active component or components of the combination product is sold separately in such country, Net Sales shall be determined by the Parties in good faith.

            1.7 "Commercial Introduction" shall mean, on a country-by-country and Licensed Product-by-Licensed Product basis, the date of first commercial sale (other than for purposes of obtaining market approval) of a Licensed Product by a Party or its sub-licensees in such country.

            1.8 "Commercial Vaccine" or "Commercial Vaccines" shall mean: (a) the MN isolate of the Vaccine manufactured and supplied by Genentech in compliance with Good Manufacturing Practices at the protein concentration, formulation and fill volume produced by Genentech as part of its normal manufacturing and fill process for the Vaccine, as may be modified under such regulatory approvals as are applicable and necessary for the sale of a Licensed Product by VaxGen during the term of this Amended Agreement (the "First Generation Commercial Vaccine"); and (b) each and every other Vaccine Variant (as defined in Section 1.4 above). The First Generation Commercial Vaccine and each such Vaccine Variant (if any) are each also referred to hereinbelow singularly as a "type" of Commercial Vaccine and collectively as the "Commercial Vaccine(s)".

            1.9 "Cost of Sales" shall mean: (a) the cost of goods sold, defined as the Fully Burdened Manufacturing Cost of Licensed Product sold, (b) royalties owed by a Party to third parties as a result of manufacturing, use or sale of Licensed Product (except for royalties included in Fully Burdened Manufacturing Cost or reimbursed by a third party), and (c) outbound freight, customs and duties includible in this category of costs in accordance with United States generally accepted accounting principles and not reimbursed by the other Party or any third party.

            1.10 "Credit Agreement" shall mean that certain Credit Agreement, dated as of December 19, 1995, between the Parties and related Promissory Note dated December 19, 1995.

            1.11 "Development Costs" shall mean, in every case, costs (including Allocable Overhead) incurred by a Party, and not reimbursed, as required to develop and/or obtain the authorization and/or ability to manufacture, formulate, fill, ship and/or sell a Licensed Product in commercial quantities in the Territory. "Development Costs" shall include, without limitation, the cost of studies on the toxicological, pharmacokinetic, metabolic or clinical aspects of a Licensed Product conducted internally or by individual investigators, contract research organizations or consultants necessary for the purpose of obtaining and/or maintaining approval of a Licensed Product by a government authority in a country in the Territory, and costs for preparing, submitting, reviewing or developing data or information for the purpose of submission to a

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governmental authority to obtain and/or maintain approval of a Licensed Product in a country in the Territory, as well as the costs of process development scale-up and recovery (including plant costs). "Development Costs" shall also include, without limitation, the cost of research and development of Vaccine Variants (as defined in Section 1.4 above) as potential Licensed Products, including, without limitation, research relating to the immunologic and serologic properties of Vaccine Variants, cloning and expression, and research and development of processes for expression and manufacture of Clinical Vaccine(s) and/or Commercial Vaccine(s) including or consisting of Vaccine Variants. "Development Costs" shall also include, without limitation, the cost of post-approval studies in support of a Licensed Product in the Field in the Territory, and the expenses for compensation, benefits and travel and other employee- related expenses, data management, statistical designs and studies, document preparation, and other expenses associated with the clinical testing of a Licensed Product. "Development Costs" in any case shall not include any costs or expenses which are reimbursed by the other Party or any third party.

            1.12 "Distribution Costs" shall mean a percentage of Net Sales calculated as provided in Section 3.4(h), below.

            1.13 "FDA" shall mean the United States Food and Drug
Administration.

            1.14 "Field of Use" shall mean any human use of a Licensed Product for the prevention, but not the treatment, of HIV infection and/or AIDS.

            1.15 "Fully Burdened Manufacturing Cost" shall mean the cost of production of Clinical Vaccine or Commercial Vaccine or, where applicable, of a Licensed Product, which in any case shall be comprised of the sum of: (a) the manufacturing cost of goods produced as determined in accordance with United States generally accepted accounting principles as consistently applied by the manufacturer of such product including, without limitation, direct labor, material and product testing costs incurred in connection with the manufacture or quality control testing of such product, as well as Allocable Overhead and shipping containers, (b) the manufacturer's allocable intellectual property licensing and acquisition costs paid to third parties which are necessary for the manufacture of such product, and (c) any other costs borne by the manufacturer for the transport, customs clearance and storage of such product (if necessary) at the request of VaxGen or its sub-licensees (i.e. freight, duty, insurance, and warehousing).

            1.16 "Genentech Regulatory Filings" shall mean, collectively, Investigational New Drug Application No. 3613 covering the IIIB isolate of the Vaccine with the Adjuvant alum, Investigational New Drug Application No. 4299 covering the MN isolate of the Vaccine with the Adjuvant alum, Master File No. 5024 covering the MN isolate of the Vaccine with the Adjuvant QS21 and without the Adjuvant alum, and

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Investigational New Drug Application No. 5182 covering a skin test using the MN isolate of the Vaccine without the Adjuvant alum.

            1.17 "Good Manufacturing Practices" shall mean the current Good Manufacturing Practices for Finished Pharmaceuticals pursuant to 21 C.F.R. 210 et seq., as amended from time to time.

            1.18 "Licensed Knowhow" shall mean all proprietary information, methods, processes, techniques, data and biologic materials (including, without limitation, the Vaccine) which are in the possession of or controlled by Genentech presently or hereafter during the term of this Amended Agreement, which Genentech is free to license or sublicense, and which are specific and necessary for any Licensed Product in the Field of Use or the manufacture, use or sale of any Licensed Product in the Field of Use, including, without limitation the rights licensed to Genentech under the third-party license agreements specified in Exhibit A attached hereto and incorporated herein, to the extent such rights are necessary for any Licensed Product in the Field of Use or the manufacture, use or sale of any Licensed Product in the Field of Use; provided, however, that "Licensed Knowhow" shall not include any rights Genentech acquires after the effective date of the Original Agreement under any third-party license agreement unless and until the Parties agree in writing on binding terms and conditions for the sublicense of such rights from Genentech to VaxGen.

            1.19 "Licensed Patent Rights" shall mean all patents and patent applications, and all patents issuing therefrom, together with all extensions, reissues, reexaminations, substitutions, renewals, divisions, continuations, continuations-in-part and foreign counterparts thereof or therefor, that are in the possession of or controlled by Genentech presently or hereafter during the term of this Amended Agreement, and which Genentech is free to license or sublicense, to the extent that any of the foregoing specifically and directly relates to or claims any Licensed Product in the Field of Use or the manufacture, use or sale of any Licensed Product in the Field of Use, including, without limitation: (a) any Licensed Product that contains, incorporates or uses one or more Adjuvants, (b) the patents and patent applications listed in Exhibit
A. and (c) the rights licensed to Genentech under the third-party license agreements specified in Exhibit A, to the extent that such rights are necessary for any Licensed Product in the Field of Use or the manufacture, use or sale of any licensed Product in the Field of Use; provided however, that "Licensed Patent Rights" shall not include any rights Genentech acquires after the Effective Date under any third-party license agreement unless and until the Parties agree in writing on binding terms and conditions for the sublicense of such rights from Genentech to VaxGen.

            1.20 "Licensed Product" shall mean any pharmaceutical formulation within the Field of Use that is based upon, contains, incorporates or uses the Vaccine (or any homolog, analog, fragment, derivative or variant of the Vaccine), whether alone or containing, incorporating or using any other substance, product, material or device (active or not), including, without limitation, one or more Adjuvants.

            1.21 "Marketing Costs" shall mean, in every case, the costs (including Allocable Overhead) incurred by a Party, and not reimbursed, of marketing, promotion, advertising, professional education, product-related public relations, relationships with opinion leaders and professional societies, market research, health care economic studies and other similar activities directly relating to a Licensed Product. "Marketing Costs" shall include internal costs (e.g., salaries, benefits, supplies, materials, etc.) as well as outside services and expenses (e.g., consultants, agency fees, meeting costs, etc.), in any case specifically identifiable to a Licensed Product, and costs relating to obtaining reimbursement from payers and sales and marketing data. "Marketing Costs" shall not include the costs of activities which promote a Party's business as a whole or that are not product-specific (e.g., corporate image advertising, etc.), or any costs or expenses which are reimbursed by the other Party or any third party.

            1.22 "Net Profits" shall mean, as to each calendar quarter, the total aggregate Net Sales in that calendar quarter less the following items for such quarter: Cost of Sales, Marketing Costs, Sales Costs, Distribution Costs, and Development Costs incurred after the first marketing approval of a Licensed Product.

            1.23 "Net Sales" shall mean, as to each calendar quarter, the aggregate gross invoiced sales prices charged for all Licensed Products sold by a Party and its sublicensees hereunder, after deduction of the following items paid by a Party or its sub-licensees during such calendar quarter with respect to such sales of Licensed Products (regardless of the calendar quarter in which such sales were made), provided and to the extent that such items are incurred, were included in the price charged, and do not exceed reasonable and customary amounts in the market in which such sales occurred: (a) trade and quantity discounts or rebates actually taken and allowed; (b) credits or allowance given or made for rejection or return of, and for uncollectible amounts on, previously sold Licensed Products or for retroactive price reductions; (c) any tax, duty or government charge (including any tax such as a value added or similar tax or government charge, but not including any income tax) levied on the sale, transportation or delivery of a Licensed Product and borne by the seller thereof without reimbursement from any third party; and (d) any charges for freight or insurance directly related to distribution of a Licensed Product. The sale of a Licensed Product shall be deemed to occur on the earlier of (i) the date the product is shipped or (ii) the date of the invoice to the purchaser of the product. Such amount shall then be adjusted by the Combination Product Adjustment, if applicable.

            1.24 "Sales Costs" shall mean, in every case, the costs (including Allocable Overhead) of a Party specifically identifiable to the sales of a Licensed Product in the Territory, including, without limitation, costs associated with sales representatives, including training, compensation, benefits and travel, supervision, sales meetings and other sales expenses. "Sales Costs" shall not include the startup costs associated with a Party's sales force, including recruiting, relocation and other similar costs, or any costs or expenses which are reimbursed by the other Party or any third party.

            1.25 "Stock Agreements" mean, collectively, (a) that certain Stock Subscription Agreement, dated as of March 15, , 1996, between the Parties, (b) that certain Warrant Agreement, dated as of March 15, 1996, between the Parties, and (c) any and all future agreements entered into between the Parties with respect to the acquisition by Genentech of additional shares of stock or securities of VaxGen (including, without limitation, in the Private Placement).

            1.26 "Territory" shall mean the world.

            1.27 "Vaccine" shall mean the recombinant HIV surface glycoprotein gp120 developed by Genentech.

Article 2.0 License Grant.

            2.1 License Grant. Subject to the other terms and conditions of this Amended Agreement (including, without limitation, Section 3.4 and Article 10 below), Genentech hereby grants to VaxGen an exclusive license, even as to Genentech, under the Licensed Patent Rights and Licensed Knowhow to develop, make, have made, use, offer for sale and sell Licensed Products in the Field of Use in the Territory; provided however, that Genentech retains the right under the Licensed Patent Rights and Licensed Knowhow, and to all improvements to the Licensed Patent Rights or Licensed Knowhow that are solely or jointly owned by VaxGen (under Section 6.1 below), to perform research, including but not limited to research and development of Clinical Vaccines for VaxGen, and to use Licensed Products for such research purposes, and Genentech also retains certain marketing rights to the extent set forth in Section 3.4 below.

            2.2 Sublicenses. Subject to Genentech's marketing option in Section
3.4 below, VaxGen may grant sublicenses of its rights hereunder on 30 days' prior notice to Genentech, subject in any case to Genentech' s prior approval (which shall not be unreasonably withheld). Any sublicensee hereunder shall be subject to all obligations of VaxGen hereunder, and VaxGen hereby guarantees to Genentech the performance by any and all of its sublicensees of the obligations of VaxGen hereunder.

Article 3.0 Product Development and Commercialization.

      3.1 Technology Transfer and Services to VaxGen.

      (a) Subject to the other terms and conditions of this Amended Agreement (including, without limitation, Article 10), VaxGen shall have the right to require Genentech to transfer the Licensed Knowhow and Genentech Regulatory Filings to VaxGen or its designated sublicensee as provided in this Section 3.1(a). VaxGen may reasonably request a transfer by Genentech at any time during the Term of this Amended Agreement, provided, however, that Genentech shall only be required to transfer manufacturing processes once, and to the extent that VaxGen requests that Genentech transfer such process to a sublicensee, such sublicensee must have facilities and experience with manufacture of biologics with Chinese hamster ovary cell lines (a

"Qualified Transferee"). For purposes of this Section 3.1(a) the "pilot facility" publicly announced as of the Effective Date to be operated by VaxGen in or around South San Francisco, California shall be deemed a Qualified Transferee.

            (i) At VaxGen's expense, Genentech shall provide VaxGen or its designated sublicensee with the proprietary information, data and biologic materials listed in Exhibit B attached hereto and incorporated herein.

            (ii) At VaxGen's expense, Genentech shall provide VaxGen with a complete copy of each of the Genentech Regulatory Filings, and shall take such other steps as may be required on the part of Genentech under such applicable laws and regulations to assign such Genentech Regulatory Filings to VaxGen or consent to VaxGen's reference thereto, at Genentech's option. At its own expense, VaxGen promptly shall submit to the FDA all such forms, assurances, information and other documentation required on the part of VaxGen under such applicable laws and regulations to effectuate such assignment to or reference by VaxGen, including, without limitation, amendment of the Genentech Regulatory Filings to reflect new ownership and submission of Forms FDA 1571 on the new medical monitor for such Genentech Regulatory Filings.

      (b) In furtherance of the foregoing, Genentech shall provide VaxGen with various support services agreed on by the Parties, at VaxGen's expense including, without limitation, cell banking, analytical testing, regulatory services, filling, packaging, shipping, inventory storage and management, maintenance of stability program and process science support. All of such services shall be transitioned from Genentech to VaxGen according to Attachment 1 hereto, such that by the end of calendar year 2002, Genentech's support shall consist exclusively of process science support, the extent of such process science support to be established by the Parties through good faith negotiations as soon as practicable after the Effective Date. In furtherance of the foregoing, the Parties acknowledge and agree that the process science support to be provided by Genentech pursuant to this Section 3.1 shall be greater in the event that Genentech exercises its commercialization option pursuant to Section 3.4(a). Until such time as Genentech has exercised or declined to exercise such option or such option has expired, the process science support to be provided by Genentech will be no less than 0.2 full time equivalents ("FTEs") per year.

      3.2 Due Diligence. During the term of this Amended Agreement, VaxGen shall use due diligence in developing, seeking regulatory approval for, marketing of and commercializing Licensed Products in the Field of Use in the Territory. As an objective measure of such due diligence efforts, VaxGen agrees to the binding development milestone set forth in Section 3.3 below. Except as otherwise expressly provided in this Amended Agreement, VaxGen shall be responsible for all aspects and costs of development and commercialization of Licensed Products under this Amended Agreement, including, without limitation, the conduct of pre-clinical and clinical trials, regulatory filings, marketing applications and approvals, and post-approval studies. The Parties shall consult and agree upon: which Party shall hold any such establishment, product or other regulatory license(s) and other matters relating to manufacturing and commercialization arrangements hereunder.

      3.3 Development Milestone.

      (a) (i) In the event that the BLA-Enabling Clinical Trial underway as of the Effective Date meets all of its primary endpoints, VaxGen, directly or through a sublicensee, shall have filed for first market approval of a Licensed Product in the Field of Use (the "Milestone"), on or before May 1, 2004.

            (ii) In the event that the BLA-Enabling Clinical Trial underway as of the Effective Date does not meet all of its primary endpoints, VaxGen, directly or through a sub licensee, shall have filed for first market approval of a Licensed Product in the Field of Use (the "Milestone"), on or before May 1, 2006.

            (iii) VaxGen shall promptly notify Genentech when it has achieved the Milestone.

      (b) In connection with VaxGen's development and commercialization of Licensed Products pursuant to this Amended Agreement, commencing approximately 90 days after the Effective Date, and thereafter semi-annually on or about each January 1 and July 1 of the term of this Amended Agreement, VaxGen shall supply Genentech with a brief but complete report on VaxGen's and its sublicensees' development and commercialization programs for all Licensed Products in the Field of Use, which shall describe VaxGen's (and its sublicensee's) progress in such programs in the prior six months and planned programs for the upcoming six months. Each report shall include, for the 12-month period it covers: (a) a summary of VaxGen's previous and planned development efforts for each indication or use, including each clinical trial, regulatory filing, application and approval with respect to Licensed Products that VaxGen (or its sublicensees) have performed, sought or obtained or will perform, seek or obtain, and (b) a summary of VaxGen's previous and planned commercialization efforts for each indication and use. VaxGen will cooperate as reasonably requested by Genentech in its review of each report. In connection therewith, Genentech shall have the right to visit VaxGen's or its sublicensee's facilities, examine their records, discuss matters with key officers and employees, and comment on such development plans. At Genentech's request during the term of this Amended Agreement, the Parties shall meet to discuss such development and commercialization plans; provided, however, that such meetings shall not occur more frequently than semi-annually unless VaxGen agrees otherwise.

      (c) If VaxGen is unable to meet the Milestone due to: (i) issues raised by the FDA that are not within VaxGen's control, and could not have been reasonably anticipated by VaxGen, (ii) the occurrence of a serious and unexpected adverse experience (as defined in 21 C.F.R. Section 312.32), the principal cause of which is Clinical Vaccine and/or Commercial Vaccine manufactured and supplied by Genentech under Article 4, and/or (iii) an event solely within Genentech's control, including, without limitation, material delay in the performance by Genentech of any of its material

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obligations hereunder (e.g., the transfer of technology, regulatory filings, data or materials to VaxGen hereunder), then VaxGen may notify Genentech in writing of such inability and request an extension of time to complete the Milestone. Provided that VaxGen can demonstrate to Genentech's reasonable satisfaction that the reason(s) for such inability to meet the Milestone are solely as set forth in clauses (i), (ii) and/or (iii) above, Genentech and VaxGen shall agree in good faith on a new Milestone date (subject, however, to the two (2) year limit under Section 3.3(d) below). Any extension of the Milestone due to any reason(s) other than those set forth in clauses (i) through
(iii), above, may be granted or denied in Genentech' s sole and absolute discretion. In connection with any request by VaxGen for an extension hereunder, if VaxGen and Genentech cannot agree on the reason(s) for such inability to meet the Milestone, the need for such an extension or the appropriate duration of such extension, then such matter(s) (and only such matter(s) shall be referred to a committee of three clinical investigators for resolution. Such committee shall consist of a clinical investigator selected by each of Genentech and VaxGen who shall not be an employee of either and who shall have at least five years' experience in conducting clinical investigations. The two investigators so selected shall promptly select a third mutually agreeable investigator with like qualifications. The committee shall render a written opinion to the Parties, within 30 days after selection of the third investigator, regarding the matter(s) at issue. Each Party agrees to be bound by such written opinion. Each Party shall separately indemnify and hold harmless each member of the committee from any and all claims, actions, liabilities, damages and expenses asserted against or incurred by him or her as a result of providing his or her services pursuant to this Section 3.3.

      (d) Any disputes between the Parties hereunder that are not matter(s) for resolution by the committee to be appointed under Section 3.3(c) above shall be resolved in accordance with Section 11.5 below; provided, however, that VaxGen shall have the burden of demonstrating its due diligence hereunder. Subject to the foregoing, VaxGen's failure to exercise due diligence hereunder, including, without limitation, its failure to meet the Milestone (or the Milestone as extended in accordance with Section 3.3(c) above), shall be considered a material default by VaxGen of this Amended Agreement, giving Genentech the right, in its sole discretion, to elect to convert VaxGen's exclusive license hereunder to a non-exclusive license to VaxGen or terminate this Amended Agreement in accordance with Section 10.2, effective 30 days after notice from Genentech to VaxGen, unless VaxGen shall have cured its default (including, where VaxGen has failed to meet the Milestone, meeting the Milestone within such 30-day period) Notwithstanding the foregoing or any other term of this Agreement (and without the need to resort to Section 11.5 below), if Vaxgen has not met a Milestone (whether or not extended) within two (2) years after the original date for such Milestone as set forth in Section 3.3(a) above, then Genentech shall have the right, in its sole discretion, to terminate this Agreement under
Section 10.2 below, effective on thirty days prior written notice from Genentech to Vaxgen, unless Vaxgen shall have met such Milestone within such thirty day period. The two (2) year limit set forth herein may be waived only in Genentech's sole and absolute discretion..

      3.4 Sale of Licensed Products by Genentech.

      (a) Subject to the other terms and conditions of this Amended Agreement (including, without limitation, Article 10), VaxGen hereby grants to Genentech an exclusive option to use, sell, offer for sale and import, on an exclusive basis, all Licensed Products in the United States of America, Mexico and Canada ("the "Option Territory"). Such option is exercisable, in Genentech's sole discretion, by written notice to VaxGen at any time prior to 90 days from the date VaxGen delivers to Genentech (i) the final report of a BLA-Enabling Trial that has met all of its primary endpoints in a form suitable for filing with the FDA, and (ii) a detailed calculation of the aggregate total of VaxGen's Development Costs through the date of such notice. Genentech shall have the right, at its sole expense, to audit VaxGen's Development Costs in accordance with Section 5.3 below, and the 90-day period for exercise of Genentech's option shall be extended by the number of days (up to an additional 60 days) reasonably required in order for Genentech to complete any such audit of Development Costs. If Genentech elects to exercise its option hereunder, its notice of exercise to VaxGen shall be accompanied by payment to VaxGen of an option fee (the "Option Fee") equal to 33 percent of the aggregate total of VaxGen's Development Costs for the first Licensed Product intended for commercialization in, and incurred in, the Option Territory for such Licensed Product through the date VaxGen delivers the report and detailed calculation as set forth above (subject to Section 5.3 below). Genentech's license as set forth above shall become and remain effective automatically upon such notice and payment from Genentech to VaxGen as provided for herein, subject to the other terms of this Amended Agreement.

      (b) If Genentech timely exercises its option hereunder, Genentech shall have an exclusive License (even as to VaxGen) under the Licensed Patent Rights and Licensed Knowhow, to all improvements to the Licensed Patent Rights or Licensed Knowhow that are solely or jointly owned by VaxGen (under Section 6.1 below), and to any other intellectual property or proprietary information owned or controlled by VaxGen that is within the Field of Use, to use, sell, offer for sale and import all Licensed Products throughout the Option Territory during the term of this Amended Agreement, with no further consideration other than the Option Fee and sharing of Net Profits from sales of such Licensed Products as provided below in this Section 3.4. Genentech may grant sublicenses to its rights under this Section 3.4, effective upon written notice to VaxGen.

      (c) If Genentech timely exercises its option hereunder, thereafter during the term of this Amended Agreement commencing if and when the FDA approves the filing for market approval of the first Licensed Product, Genentech shall use due diligence in marketing and selling Licensed Products that receive approval for marketing in the Option Territory. For purposes of this Amended Agreement, such "due diligence" shall mean the maximum commercial effort consistent with Genentech's prudent business judgment, and consistent with the market potential of Licensed Products relative to other products in Genentech's commercial portfolio. In connection with the foregoing, within 30 days after Genentech's notice of exercise of its option under Section 3.4(a) above, the Parties will establish a joint development and commercialization committee (the "Commercialization Committee"), to be comprised of two representatives appointed and replaced by each Party. Such representatives will include individuals with expertise and responsibilities in the areas of product development and marketing, sales management or market research. The Commercialization Committee will meet as requested by either Party by notice to the other Party (but in any event not more frequently than semiannually), at such times and locations as are reasonably acceptable to the Parties. The Commercialization Committee shall monitor and review the development and commercialization of all Licensed Products and the Development Costs associated therewith. The Commercialization Committee shall also monitor and review the marketing and sale of Licensed Products by Genentech (and its sublicensees) under this Section 3.4 (including, without limitation, annual marketing and sales budgets, annual forecasts of sales and marketing plan, product positioning and campaign strategies, pricing, managed care contract strategies and trademarks). In addition, if VaxGen notifies Genentech that VaxGen believes, in good faith, that Genentech is failing to exercise due diligence hereunder in a specified portion or portion(s) of the Option Territory, the Commercialization Committee shall review Genentech's due diligence hereunder. The Commercialization Committee will operate by consensus, and if it is unable to resolve a dispute regarding any issue presented to it, such dispute shall be resolved in accordance with Section
11.5 below; provided, however, that VaxGen shall have the burden of demonstrating Genentech's lack of due diligence hereunder. Subject to the foregoing, Genentech's failure to exercise due diligence hereunder shall be considered a material default by Genentech of this Amended Agreement, giving VaxGen the right, in its sole discretion, to elect to convert Genentech' s exclusive license to a non-exclusive license to Genentech, effective 30 days after notice from VaxGen to Genentech unless Genentech shall have cured its default within such 30-day period. The Commercialization Committee (if any) automatically will cease to operate upon the expiration of the term of this Amended Agreement.

      (d) If Genentech timely exercises its option hereunder, Genentech and VaxGen thereafter shall share in the Net Profits in the Option Territory, 70% to Genentech and 30% to VaxGen.

      (e) In connection with the sharing of Net Profits contemplated under this
Section 3.4, within 30 days after Genentech's notice of exercise of its option under Section 3.4(a) above, the Parties will establish a joint finance committee (the "Finance Committee"), to be comprised of two representatives appointed and replaced by each Party. Such representatives will include individuals with expertise and responsibilities in the areas of accounting, cost allocation, budgeting or financial reporting. The Finance Committee will meet quarterly or as otherwise agreed upon by the Parties, at such times and locations as are reasonably acceptable to the Parties. The Finance Committee will operate by consensus, and if it is unable to resolve a dispute regarding any issue presented to it, such dispute shall be resolved in accordance with Section 11.5 below. The Finance Committee shall address the financial, budgeting and accounting issues which arise in connection with the sharing of Net Profits contemplated under Section 3.4(d) above (including, without limitation, the Parties' respective cost structures and generally acceptable accounting practices and other practical aspects of implementation of the terms of this Amended Agreement). The Finance Committee (if any) automatically will cease to operate upon the expiration of the term of this Amended Agreement.

      (f) After the expiration of the term of this Amended Agreement; provided that Genentech has timely exercised its option under this Section 3.4, Genentech shall have a perpetual, fully paid-up, non-exclusive license under all improvements to the Licensed Patent Rights or Licensed Knowhow that are solely or jointly owned by VaxGen (to the extent that VaxGen has the right to grant such a license), to make, have made, use, sell offer for sale and import Licensed Products in the Field in the Option Territory.

      (g) If Genentech timely exercises its option hereunder, Genentech shall not be required to purchase Licensed Product from VaxGen that is produced by VaxGen's Korean joint venture. In the event that Genentech elects not to purchase Licensed Product produced by such joint venture, VaxGen shall use commercially reasonable efforts to supply Licensed Product from a VaxGen-operated or controlled facility or to seek supply from an alternate source, in either case on terms and conditions acceptable to Genentech, such acceptance not to be unreasonably withheld. If VaxGen is unable to secure supply of acceptable quality, quantity and reliability from an alternate source on terms and conditions reasonably acceptable to Genentech, Genentech will have the non-exclusive royalty-free right to manufacture Licensed Product or contract with a third party to manufacture Licensed Product for sale in the Option Territory, and VaxGen shall complete a technology transfer as necessary to effectuate the foregoing, at Genentech's expense, within six months of such request.

      (h) No fewer than six months prior to the date on which Genentech, having timely exercised its option pursuant to Section 3.4(a), below, anticipates first lawful commercial sale of a Licensed Product in the Option Territory. Genentech shall in good faith determine its Distribution Costs (expressed as a percentage of Net Sales in the Option Territory) specifically identifiable for distribution of Licensed Product in the Option Territory: (i) in bulk form, and (ii) in final finished and filled form including, without limitation, Allocable Overhead, order processing, invoicing and collection, customer services, collection of data of sales to end users, credit, handling returns and recalls of Licensed Product, warehousing, distribution and inventory and receivables, but excluding costs and expenses: (i) reimbursed to Genentech by VaxGen or a third party, or
(ii) otherwise borne by or charged to VaxGen under a different provision of this Agreement. Genentech shall complete such determinations (the "Initial Determinations") within 45 days after commencing and thereafter shall promptly notify VaxGen of the results, providing VaxGen with reasonable written documentation in support of such determinations.

      At any time following the second anniversary of first lawful commercial sale of a Licensed Product in the United States, either Party shall have the right to retain an independent accounting firm reasonably acceptable to the other Party to audit Genentech's actual Distribution Costs as to Licensed Product sold in bulk form, in final finished and filled form or both, as of the time of such audit. The costs of such audit shall be borne by the Party commissioning such audit; provided, however, that if such audit shows that Genentech's actual Distribution Costs at the time of the audit (the "Second Determinations") are more than five percent greater than that set in the Initial

Determinations (if Genentech is a Party commissioning such audit) or five percent lower than that set in the Initial Determinations (if VaxGen is the Party commissioning such audit), then the costs of the audit shall be borne by the other Party. The results of such audit shall be shared by the Parties and to the extent that the Second Determinations differ from the Initial Determinations, the Distribution Costs established in the Second Determinations (expressed as a percentage of Net Sales) shall govern prospectively, effective as of the date of completion of the audit.

      At any time following the first anniversary of the Second Determinations, either Party shall have the right to commission one further audit of Genentech's actual Distribution Costs (the "Final Determinations") on the terms and conditions set forth hereinabove with respect to the Second Determinations. To the extent that the Final Determinations differ from the Second Determinations, the Distribution Costs established in the Final Determinations (expressed as a percentage of Net Sales) shall govern prospectively, effective as of the date of completion of the audit.

      Notwithstanding the possibility of more than one audit under this Section 3.4(h), only one audit will be performed with respect to any given calendar period or set of financial transactions.

Article 4.0 Manufacture and Supply.

      4.1 (a) First Generation Clinical Vaccine. In developing and commercializing Licensed Products hereunder, VaxGen has conducted, and contemplates hereafter conducting, certain BLA-Enabling Clinical Trials including the First Generation Clinical Vaccine. Subject to the other terms and conditions of this Amended Agreement, Genentech shall supply VaxGen with First Generation Clinical Vaccine from inventory being maintained for VaxGen as of the Effective Date, as well as placebo, for such BLA-Enabling Clinical Trials.

            (b) Vaccine Variants. In addition to the First Generation Clinical Vaccine described above, Genentech shall supply VaxGen with two Vaccine Variants as Clinical Vaccine or for BLA-Enabling Trials as well as placebo, at such times and in such amounts as are contained in Attachment 1 to this Agreement. The cost to VaxGen for such Vaccine Variants shall be Genentech's Fully Burdened Manufacturing Cost.

            (c) Bridge Services. With regard to First Generation Clinical Vaccine and the two Vaccine Variants described above, Genentech shall provide temporary bridge services to VaxGen as agreed to by the parties, such services to include maintenance of stability program, inventory storage and management, packaging, shipping, and regulatory support. The cost to VaxGen for such services shall be Genentech's fully burdened cost, including Allocable Overhead.

            (d) Additional Supply. From time to time, upon advance written notice no less than six months in advance of the proposed manufacturing date, VaxGen may request that Genentech supply Clinical Vaccine and/or services in addition to what is described above, which Genentech may accept or refuse in whole or in part in its sole discretion. In the event that Genentech agrees to provide such Clinical Vaccine or services, the Cost to VaxGen will be as negotiated by the Parties in good faith on a case-by-case basis.

      4.2 Technology Transfer. VaxGen shall have the right to require Genentech, at VaxGen's expense, to transfer the Licensed Patent Rights and Licensed Knowhow necessary for the manufacture and supply of the GNE8 form of Vaccine Variant of Clinical Vaccine, together with the additional information and Licensed Knowhow described on Exhibit B attached hereto applicable to other Vaccine Variants, to VaxGen (or a Qualified Transferree as set forth in Section 3.1(a)), provided that Genentech shall be required to perform such transfer only once. In connection with such transfer: (i) VaxGen shall be entitled to arrange for such manufacture and supply with alternative supplier(s) at VaxGen's expense, and in connection therewith may sublicense its right and license hereunder to such alternate supplier(s), subject to Section 2.2 above; and (ii) VaxGen shall not owe Genentech the Fully Burdened Manufacturing Cost for such alternate manufacture and supply outside the Option Territory (or worldwide, in the event Genentech does not opt-in pursuant to Section 3.4(h)), but the other terms of this Amended Agreement (including the royalty and profit-sharing provisions) shall continue to apply. Except to the extent otherwise provided in this Section 4.2, Genentech shall have no obligation to transfer any Licensed Patent Rights Licensed Knowhow or other technology relating to manufacture of Clinical Vaccine and/or Commercial Vaccine to VaxGen or any of its sublicensees or any other third party.

      4.3. Supply Agreement. In anticipation of Vaxgen's supply under Section
4.1 above, the Parties shall agree upon and enter into a separate supply agreement ("Supply Agreement") setting forth the Parties' understandings with respect to forecasting of expected requirements, ordering, scheduling of manufacturing and delivery, quality control testing, invoicing and payment and record keeping.

Article 5.0 Payments and Accounting Records.

      5.1 Royalties.

      (a) In consideration for the license granted to VaxGen hereunder by Genentech, VaxGen shall pay royalties to Genentech as set forth hereinbelow in connection with sales of each Licensed Product by VaxGen or its sublicensees, unless Genentech has elected to exercise its marketing rights in the Option Territory with respect to Licensed Products under Section 3.4 above (in which case the Parties will share Net Profits in the Option Territory as specified therein, and VaxGen shall owe royalties only with respect to Net Sales outside of the Option Territory). Such royalties shall equal fifteen percent of aggregate total Net Sales of Licensed Product by VaxGen and its sublicensees on a country-by-country basis (including the Option Territories if Genentech does not timely exercise its option to market in the Option Territories). Notwithstanding the foregoing, to the extent that VaxGen sells Licensed Product to the World Health Organization or the United Nations for use in a third world country at a price lower than the average price charged in private markets in such country, then the royalty owed to Genentech for such sales shall be reduced by a proportional amount (on a percentage basis), to a minimum rate of 7.5 percent. If no private market exists in such a country, then the Parties shall in good faith agree on an adjustment to the royalty rate payable by VaxGen to Genentech for sales to the World Health Organization or United Nations (or a similar non-profit organization agreed to by Genentech); provided, however, that the applicable royalty rate shall in no event be less than 7.5 percent.

            (b) Royalties shall be payable to Genentech for any product that is a Licensed Product under this Amended Agreement, and the Parties intend and agree that such royalties will not increase in the event of issuance of a valid patent included within the Licensed Patent Rights. The intellectual property licensed to VaxGen pursuant to this Amended Agreement includes substantial Licensed Knowhow. There can be no assurance that any patent will issue based on any patent applications within the Licensed Patent Rights.

            (c) Throughout the term of this Agreement VaxGen shall be free to in-license from or otherwise collaborate with any third party which owns or controls a proprietary Adjuvant. In the event that the Licensed Product as currently formulated fails to meet its primary end-points or is otherwise determined to be unlicensable by the FDA or European Agency for the Evaluation of Medicinal Products ("EMEA"), then VaxGen shall have the right, with the approval of Genentech (such approval shall not be unreasonably withheld), to deduct from royalties otherwise payable to Genentech pursuant to this Section
5.1 one-half of all royalties paid to such third party for the right to use or sell such Adjuvant; provided, however, that the royalty payable to Genentech shall in no event be less than two-thirds of the amount specified in Section 5.1(a), above.

      5.2 Payments and Reports. Royalties owed by VaxGen to Genentech under this Agreement, or, if applicable, profit-sharing amounts owed by Genentech to VaxGen under Section 3.4 above, with respect to any Licensed Product shall accrue during each calendar quarter (or portion thereof) during the term of this Amended Agreement after the Commercial. Introduction of such Licensed Product, and shall be due and payable for such calendar quarter within 60 days after the end of such quarter. VaxGen shall calculate the royalties owed or, if applicable, Genentech shall calculate the profit-sharing owed, in any case in accordance with and subject to the terms and conditions of this Amended Agreement. Each Party shall remit any such payment due to the other Party hereunder by bank wire transfer in immediately available funds to a bank account designated by the Party to whom such payment is owed, in any case free and clear of any taxes, duties, levies, fees or charges thereon (unless legally required to do so), and the Party remitting such payment shall make any applicable withholding payments due on behalf of the other Party and provide the other Party with written documentation of such withholding. For sales of any Licensed Product that occur in a currency other than United States dollars ("foreign currency sales"), the quarterly payment shall be calculated as follows:

      {A/B}x C = United States dollars royalty or profit-sharing payment on foreign currency sales, where

      A =   foreign currency "Net Sales" or "Net Profits" per quarter;

      B = foreign exchange conversion rate, expressed in local currency per United States dollar (using as the applicable foreign exchange conversion rate the rate published in Reuters, or any other source mutually agreed upon by the Parties, for the average rate during the applicable calendar quarter); and

      C = the royalty rate or profit-sharing percentage applicable to such sales under this Amended Agreement.

Together with any royalty payment or profit-sharing payment on sales of Licensed Products under this Amended Agreement, remitting Party shall render to the other Party an accounting for such calendar quarter showing (i) total gross sales and total Net Sales by the remitting Party and its sublicensees in the currency in which such Net Sales were made and in US dollars, (ii) total gross profits and Net Profits by the remitting Party and its sublicensees in currency in which such Net Profits were made and in US dollars, and (iii) a Licensed Product-by-Licensed Product and country-by-country calculation of the aggregate total of royalty and/or profit-sharing amounts payable with respect to all such sales of Licensed Products (including, in the case of foreign currency sales, the calculations set forth hereinabove).

      5.3 VaxGen Accounting Records. VaxGen shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing Net Sales of all Licensed Products by VaxGen and its sublicensees, and, in case Genentech exercises its option under Section 3.4 above, showing VaxGen's Development Costs for the first Licensed Product. VaxGen's complete books of account and supporting data therefor shall be kept at its principal place of business for at least two years following the end of the calendar year to which they pertain (and access shall not be denied thereafter, if reasonably available), and shall be made available for inspection and copying during regular business hours by an independent accountant retained by Genentech at Genentech's sole expense (except as otherwise provided hereinbelow) and reasonably acceptable to VaxGen; provided, however, that such inspection shall not take place more often than once per year during the term of this Amended Agreement; and provided further, however, that any such independent accountant shall have previously entered into a confidentiality agreement limiting its disclosure of such information to authorized representatives of the Parties or as required under applicable law (with advance notice to the Parties of such need for disclosure) or arbitration or litigation between the Parties relating to this Amended Agreement. Any such inspection shall be for the purpose of verifying Net Sales on sales of Licensed Products by VaxGen and its sublicensees, or VaxGen's Development Costs under Section 3.4 above, as the case may be. Results of any inspection hereunder shall be made available promptly to both Parties in writing. If any inspection reveals a miscalculation of royalty amounts that results in an underpayment to Genentech, or a miscalculation of Development Costs that results in an overpayment by Genentech, VaxGen shall promptly and completely correct any such miscalculation by payment to Genentech, and if such underpayment or overpayment is by five percent or more VaxGen shall pay all costs and expenses of such inspection and shall pay interest in such amount at the prime rate as listed in the Federal Reserve Bulletin H.15 or a successor bulletin thereto.

      1 Notwithstanding the possibility of more than one audit under this
Section 5.3, only one audit shall be performed with respect to any given calendar period or set of financial transactions.

      5.4 Genentech Accounting Records. Genentech shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing its Fully Burdened Manufacturing Cost, and, if Genentech exercises its option under Section 3.4 above, showing Net Profits of all Licensed Products by Genentech and its sublicensees. Genentech's complete books of account and supporting data therefor shall be kept at its principal place of business for at least two years following the end of the calendar year to which they pertain, and shall be made available for inspection during regular business hours by an independent accountant retained by VaxGen at VaxGen's sole expense (except as otherwise provided hereinbelow) and reasonably acceptable to Genentech; provided however, that such inspection shall not take place more often than once per year during the term of this Amended Agreement; and provided further, however, that any such independent accountant shall have previously entered into a confidentiality agreement limiting its disclosure of such information to authorized representatives of the Parties or as required under applicable law (with advance notice to the Parties of such need for disclosure) or arbitration or litigation between the Parties relating to this Amended Agreement. Any such inspection shall be for the purpose of verifying Net Profits on sales of Licensed Products by Genentech and its sub-licensees under Section
3.4 above, or Genentech's Fully Burdened Manufacturing Cost, as the case may be. Results of any inspection hereunder shall be made available promptly to both Parties in writing. If any inspection reveals a miscalculation of profit-sharing amounts that results in an underpayment to VaxGen, or a miscalculation of Fully Burdened Manufacturing Cost that results in an overpayment by VaxGen to Genentech, Genentech shall promptly and completely correct any such miscalculation by payment to VaxGen, and if such underpayment or overpayment is by five percent or more Genentech shall pay all costs and expenses of such inspection and shall pay interest in such amount at the prime rate as listed in the Federal Reserve Bulletin H.15 or a successor bulletin thereto.

      Notwithstanding the possibility of more than one audit under this Section 5.4, only one audit shall be performed with respect to any given calendar period or set of financial transactions.

Article 6.0 Intellectual Property Rights.

      6.1 Ownership. Genentech shall retain title to the Licensed Knowhow and Licensed Patent Rights, including, without limitation, any Licensed Knowhow and Licensed Patent Rights developed or invented by Genentech in the future. VaxGen shall retain title to any improvements to the Licensed Knowhow or Licensed Patent Rights developed or invented solely by VaxGen or its sublicensees or jointly by VaxGen and any third party (but not Genentech). The Parties shall own jointly any improvements to any Licensed Knowhow or Licensed Patent Rights developed or invented by both Parties. Designation of inventor(s) on any patent application is a matter of law, and shall be solely within the discretion of qualified patent counsel of Genentech and VaxGen to determine in accordance with United States laws of inventorship and competent written evidence of the Parties.

      6.2 Patent Filing, Prosecution and Maintenance. Subject to the other terms and conditions of this Amended Agreement (including the remainder of this
Section 6.2), during the term of this Amended Agreement, Genentech shall be responsible for the filing, prosecution and maintenance of all Licensed Patent Rights, in consultation with VaxGen, and VaxGen agrees to reimburse all reasonable costs and expenses incurred by Genentech for the benefit of VaxGen hereunder within 30 days of receipt of an invoice from Genentech setting forth such costs and expenses, including a reasonable apportionment of such costs and expenses for patent applications and patents within the Licensed Patent Rights that contain claims outside of or overlapping with the scope of rights licensed to VaxGen under this Amended Agreement (hereinafter, "Broad Claims"). Genentech shall keep VaxGen informed of the status of filing, prosecution and maintenance of Licensed Patent Rights in each country in the Territory, by: (i) providing VaxGen with a copy of each patent application filed by Genentech hereunder promptly after filing; (ii) for each patent application and patent hereunder that contains Broad Claims, providing VaxGen with Genentech's reasonable apportionment of out-of-pocket costs and expenses to date and on a going-forward basis therefore, which VaxGen may review with Genentech as reasonably requested;
(iii) updating VaxGen on a regular basis (and in any event not less frequently than annually) regarding the status of the patent applications and patents within the Licensed Patent Rights by providing VaxGen with a then-current version of Exhibit A to this Amended Agreement and reviewing it with VaxGen as reasonably requested; and (iv) notifying VaxGen of any interference, opposition, re-examination request, nullity proceeding, appeal or other interparty action or reissuance proceeding involving the Licensed Patent Rights. Genentech shall determine in its sole discretion. but with consultation with VaxGen as provided herein, whether or not to file, perfect, prosecute, maintain or take or not take any other action with respect to any patent application or patent within the Licensed Patent Rights generally or in a particular country or territory within the Territory (including, without limitation, any interference, opposition, re-examination request, nullity proceeding, appeal or other inter-party action or reissuance proceeding involving the Licensed Patent Rights). However, if Genentech desires to take (or not take) any such action but VaxGen is not prepared to reimburse Genentech therefor as required hereunder, in such case Genentech shall be free to take (or not take) such action at its sole cost and expense and, on notice from Genentech to VaxGen, the rights licensed to VaxGen under this Amended Agreement, with respect to such patent application or patent shall return to Genentech and thereafter be excluded from the Licensed Patent Rights; provided, however, that VaxGen shall be entitled to relicense such rights later on terms to be agreed upon by the Parties. The foregoing shall not preclude Genentech from licensing such rights to a third party in the interim; provided, however, that Genentech shall notify VaxGen if Genentech is interested in licensing such rights and VaxGen shall have a right of first negotiation with respect to such rights for thirty (30) days from such notice from Genentech. Furthermore, if Genentech in its sole discretion elects not to file, perfect, prosecute, maintain or take any other action with respect to any patent application or patent within the Licensed Patent Rights generally or in a particular country or territory within the Territory (including, without limitation, any interference, opposition, reexamination request, nullity proceeding, appeal or other inter-party action or reissuance proceeding involving the Licensed Patent Rights), VaxGen may elect to take such action at its own expense. Genentech shall provide reasonable assistance to VaxGen and execute such necessary documents as VaxGen may request in connection therewith, at VaxGen's expense.

      6.3 Patent Infringement.

      (a) If either Party learns that a third party is infringing or allegedly infringing any Licensed Patent Rights, it shall promptly notify the other Party thereof. The Parties shall cooperate and use reasonable efforts to stop such alleged infringement without litigation.

      (b) Genentech shall have the first right (but not the obligation) to take the appropriate steps to remove the infringement or alleged of Licensed Patent Rights, including, without limitation, initiating a suit, proceeding or other legal action. If Genentech determines in its sole discretion not to take any steps within 180 days of discovering or being notified of the alleged infringement, VaxGen shall have the right (but not the obligation) to do so. Any suit, proceeding or other legal action taken under this Section 6.3 shall be at the expense of and controlled by the Party bringing or undertaking it, who shall be entitled to all proceeds of any damages or costs recovered in such suit, proceeding or other legal action. The other Party may choose to be represented in any such suit, proceeding or other legal action by counsel of its own choice, at its own expense. If either Party lacks standing to bring any suit, proceeding or other legal action hereunder or finds its necessary to join the other Party in it, the other Party shall execute papers and perform such other actions as may be reasonably required; provided, however, that neither Party shall be required to transfer any right, title or interest in or to any property to the other Party or any other party to confer standing on a Party hereunder. Both Parties may elect to bring a suit, proceeding or other legal action hereunder, and if so, before commencement thereof the Parties shall agree on equitable apportionment of the costs and expenses and the damages to be recovered from it.

      6.4 Third Party Patent Rights. If a notice of infringement is received by, or a suit is initiated against, either Party with respect to any Licensed Product, the Parties shall consult in good faith regarding the best response.

Article 7.0 Confidentiality.

      7.1 Confidentiality. In the course of performance of this Amended

Agreement, one Party may disclose to the other Party or receive from the other Party information which is confidential information of the disclosing Party. In order to be considered confidential information of the disclosing Party, such information must be in writing and designated as confidential, or if disclosed orally must be confirmed in writing to the other Party as confidential within 30 days after such oral disclosure ("Confidential Information"). In addition, for the purposes of this Amended Agreement, Confidential Information shall not include information that (in each case as evidenced by written records or other competent evidence):

            (a) was known to the receiving Party at the time of disclosure hereunder by the disclosing Party;

            (b) was generally available to the public or was otherwise part of the public domain at the time of disclosure hereunder, or became generally available to the public or otherwise part of the public domain after disclosure hereunder other than through any act or omission of the receiving Party in breach of this Amended Agreement;

            (c) became known to the receiving Party after disclosure from a source that had a lawful right to disclose such information to others; or

            (d) was independently developed by the receiving Party without the use of any Confidential Information of the disclosing Party.

Each Party shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party the other Party's Confidential Information for a period of five years from the date of disclosure hereunder, except as otherwise permitted by this Amended Agreement (including, without limitation, under Section 7.2 below) or with the other Party's prior consent. The foregoing notwithstanding, each Party may disclose Confidential Information of the other Party during any official proceeding before a court or governmental agency, or as a part of a patent application filed on inventions made under this Amended Agreement, provided that the Party whose Confidential Information is included in such application shall have the opportunity to review such proposed disclosure at least 30 days prior to the date of such filing and does not object in writing to such proposed disclosure. In the event of an objection the consultation provisions of Section 7.2 below shall apply.

      7.2 Publications. The Parties shall consult prior to the submission of any manuscript for publication or other disclosure (e.g., abstract, poster, presentation), to determine if the proposed disclosure contains any Confidential Information of the other Party. In connection therewith, each Party shall provide the other Party with a copy of the proposed disclosure at least 30 days prior to the first disclosure thereof (such as submission of an abstract). In the course of such consultation, the Party whose Confidential Information is proposed to be disclosed shall have the right to incorporate appropriate changes into the proposed disclosure and to delete any of its Confidential Information which such Party does not agree to the publication or other disclosure thereof.

Article 8.0 Representations and Warranties.

      8.1 Disclaimer. Except as expressly provided in this Amended Agreement, the Parties disclaim all other representations and warranties, express or implied, including, without limitation, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, or NON-INFRINGEMENT.

      8.2 Representations and Warranties. Each party represents and warrants to the other Party that the representing and warranting Party, to its best knowledge: is free to enter this Amended Agreement, in so doing it will not violate any other agreement to which it is party or subject, and currently has the right to grant the licenses granted as set forth in this Amended Agreement.

Article 9.0 Liability.

      9.1 Limitation of Liability. Neither Party shall be liable to the other for indirect, incidental, special or consequential damages arising out of or resulting from any term or condition of this Amended Agreement or with respect to their performance or lack thereof.

      9.2 Indemnification by VaxGen. VaxGen shall indemnify, defend and hold harmless Genentech and its directors, officers, employees, agents and affiliates from and against all costs, claims, suits, liabilities, expenses (including reasonable attorneys' fees) and damages arising out of or resulting from the development, manufacture, administration, use or sale by VaxGen and its sublicensees of any Licensed Product, Clinical Vaccine or Commercial Vaccine, except to the extent that such cost, claim, suit, expense or damage arose or resulted solely from: (i) any willful or grossly negligent act or omission by Genentech or (ii) any defect in the manufacture of any Clinical Vaccine or Commercial Vaccine by Genentech which was not discovered or reasonably discoverable by VaxGen or its sublicensees. VaxGen's indemnification obligations hereunder shall be conditioned upon Genentech: (i) giving reasonable notice to VaxGen of any such claim or action, (ii) tendering the defense of such claim or action to VaxGen, (iii) reasonably assisting VaxGen (at VaxGen's expense) in investigating and defending such claim or action, and (iv) not compromising or settling such claim or action without VaxGen's prior consent.

      9.3 Indemnification by Genentech. Genentech shall indemnify, defend and hold harmless VaxGen and its directors, officers, employees, agents and affiliates from and against all costs, claims, suits, liabilities, expenses (including reasonable attorneys' fees) and damages arising out of or resulting from any defect in the manufacture of any Clinical Vaccine or Commercial Vaccine that was not discovered or reasonably discoverable by VaxGen or its sub-licensees, except to the extent that such cost, claim, suit, expense or damage arose or resulted solely from any willful or grossly negligent act or omission by VaxGen or its sublicensees. Genentech's indemnification obligations hereunder shall be conditioned upon VaxGen: (i) giving reasonable notice to Genentech of any such claim or action; (ii) tendering the defense of such claim or action to Genentech; (iii) reasonably assisting Genentech (at Genentech's expense) in investigating, and defending such claim or action, and (iv) not compromising or settling such claim or action without Genentech' s prior consent.

      9.4 Insurance. Without limiting any indemnification obligations under this Amended Agreement, VaxGen shall obtain and maintain on an on-going basis for the time period specified hereinbelow comprehensive general liability and products liability insurance (including contractual liability coverage of VaxGen's indemnification obligations under this Amended Agreement) in the amount of at least $25,000,000 per occurrence and annual aggregate combined single limit for bodily injury and property damage liability, with such insurance coverage to be maintained with an insurance company or companies reasonably acceptable to Genentech and with a deductible or maximum self-insured retention not to exceed $500,000 per occurrence and annual aggregate. This insurance shall not contain any exclusions or limitations in regard to liability relating to AIDS/HIV. VaxGen shall obtain such insurance coverage no later than 90 days prior to the commencement of the first human clinical trial testing any Clinical Vaccine (including any First Generation Clinical Vaccine or any Vaccine Variants), and thereafter shall maintain such insurance coverage without interruption during the term of this Amended Agreement and for a period of at least 10 years after the expiration or termination of this Amended Agreement. Such insurance shall name Genentech as an additional insured, shall state that it is primary to any valid and collectible insurance available to Genentech which also covers the same loss for which VaxGen has liability pursuant to the Agreement (including, without limitation, under Article 9.0 of the Agreement), shall contain a cross-liability or severability of interest clause, and shall state that Genentech will be provided with at least 30 days' advance written notice of any termination; cancellation or material change in the insurance policy. VaxGen shall provide Genentech with evidence of such insurance coverage as required under this Amended Agreement by no later than the deadline specified above for obtaining such insurance coverage, and thereafter shall continue to provide Genentech with evidence of such required insurance coverage on an annual basis (by not later than each annual renewal date of such coverage) during the term of this Amended Agreement and for a period of at least 10 years after the expiration or termination of this Amended Agreement. VaxGen may satisfy its obligation to provide evidence of such required insurance coverage by providing Genentech with complete copies of the insurance policies themselves or certificates from its insurance company or companies evidencing the coverage required hereunder. To assist VaxGen in complying with the provisions of this
Section 9.4, VaxGen may consult as reasonably requested with Genentech's risk manager and insurance brokers.

Article 10.0 Term and Termination.

      10.1 Term. This Amended Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall expire on a country-by-country and Licensed Product-by-Licensed Product basis 15 years from the date of Commercial Introduction of such Licensed Product in such country. Upon the expiration of the term of this Amended Agreement in a given country VaxGen shall have a perpetual, fully paid-up, non-exclusive license under the Licensed Patent Rights and Licensed Knowhow to make, have made, use and sell Licensed Products in the Field in such country, and if Genentech has timely exercised its option under
Section 3.4 above, Genentech shall have a perpetual, fully paid-up, non-exclusive license under all improvements to the Licensed Patent Rights or Licensed Knowhow that are solely or jointly owned by VaxGen (under Section 6.1 above), to make, have made, use and sell Licensed Products in the Option Territory.

      10.2 Termination for Default. Failure by either Party to comply with any of its material obligations set forth in this Amended Agreement shall entitle the non-defaulting Party to give the defaulting Party a notice specifying the nature of the default and requiring the defaulting Party to make good its default. If such default is not cured within 30 days after such notice, the non-defaulting Party shall be entitled, without prejudice to any of its other rights under this Amended Agreement or available to it at law or in equity, to terminate this Amended Agreement effective upon a notice of termination to the defaulting Party.

      10.3 Termination for Insolvency or Bankruptcy. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Amended Agreement, in whole or in part as the terminating Party may determine, by notice to the other Party in the event the other Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other Party, or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, provided that in any such case such event shall have continued for 60 days undismissed, unbonded and undischarged. Furthermore, all rights and licenses granted under to this Amended Agreement are, and shall otherwise be deemed to be, for purposes of
Section 365 (n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 (56) of the United States Bankruptcy Code. The Parties agree that in the event of the commencement of a bankruptcy proceeding by or against one Party under the United States Bankruptcy Code, the other Party shall be entitled to complete access to any such intellectual property, and all embodiments of such intellectual property, pertaining to the rights granted in the licenses hereunder of the Party by or against whom a bankruptcy proceeding has been commenced.

      10.4 Unilateral Termination. VaxGen shall have the right to terminate this Amended Agreement, in its sole discretion, on six months' prior notice to Genentech. If VaxGen terminates this Amended Agreement pursuant to this Section 10.4, VaxGen agrees that for the following five (5) years, it will not develop, manufacture, use, sell or acquire from any third party (whether by license or otherwise) any Licensed Product in the Field of Use in the Territory.

      10.5 Effect of Termination.

      (a) Expiration or termination of this Amended Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either, Party prior to such expiration or termination, and shall not relieve either Party from its obligations which are expressly indicated to survive expiration or termination of this Amended Agreement; such rights and obligations include, without limitation, those under Sections 5.2, 5.3, 5.4, 10.4, 10.5,
11.1 and 11.5, and under Articles 6, 7, 8 and 9, of this Amended Agreement. Notwithstanding anything to the contrary, and except as set forth below, upon termination by either Party under Section 10.2 or 10.4, all licenses granted to the defaulting Party shall terminate.

      (b) No termination of this Amended Agreement , shall be construed as termination of any sublicenses granted by VaxGen under Section 2.2 above or sublicensees granted by Genentech under Section 3.4 above, in which case each such sublicensee shall be thereafter a direct sublicensee of Genentech (or a direct sublicensee of VaxGen, in the case of Genentech sublicensees), but only if each such sublicensee is then in full compliance with all terms and conditions of its sublicense, all payments owed under such sublicense to Genentech (or VaxGen, in the case of Genentech, sublicensees) have been paid, and the sublicensee agrees at least 10 days prior to the effective termination of the main license to assume all obligations of VaxGen (or all obligations of Genentech, in the case of Genentech sublicensees) under this Amended Agreement. Termination of this Amended Agreement by Genentech under Section 10.4(a) shall automatically terminate all sublicenses of VaxGen hereunder.

      (c) On any termination of this Amended Agreement: (i) VaxGen promptly shall return to Genentech all tangible Licensed Patent Rights, Licensed Knowhow and other property owned by Genentech (whether solely or jointly with VaxGen) under Section 6.1 above that are in VaxGen's possession or control, including, without limitation, all biological materials, pre-clinical and clinical data, and applicable improvements to Licensed Patent Rights or Licensed Knowhow; and
(ii) VaxGen promptly shall take all appropriate and necessary actions, including with the FDA and other involved regulatory agencies, to effect the assignment or transfer to Genentech (or to no longer permit further reference to by VaxGen) of all Genentech Regulatory filings, as directed by Genentech. All such activities shall be conducted in a prompt and orderly fashion such that the value of what is being transferred is preserved, and shall be at VaxGen's expense if this Amended Agreement is terminated by Genentech or terminated by VaxGen under
Section 10.4, and otherwise at Genentech's expense. In addition, on any termination of this Amended Agreement by Genentech, or any termination of this Amended Agreement by VaxGen under Section 10.4 above, Genentech automatically shall be granted a non-exclusive, royalty-free license in the Territory to all improvements to Licensed Patent Rights or Licensed Knowhow that are solely or jointly owned by

VaxGen (under Section 6.1 above), and VaxGen at its own expense promptly shall transfer to Genentech all such improvements that are in VaxGen's possession or control.

      10.6 Original Agreement. Effective upon the Effective Date this Amended Agreement shall replace the Original Agreement which shall thereupon be deemed to have been terminated by mutual agreement of the Parties effective as of the Effective Date.

Article 11.0 General Provisions.

      11.1 Notices. Any notice, request, delivery, demand, report, accounting, approval or consent required or permitted to be given under this Amended Agreement shall be in writing and shall be deemed sufficiently given on the same day as delivery if delivered in person or transmitted by telecopier (with confirmed answer-back) in any case by 5:00 p.m. local time, on the next business day if sent by overnight courier service, and in three business days if sent by registered or certified mail, in any case addressed to the Party to whom it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Party in accordance with this Section:

          If to VaxGen, addressed to:    VaxGen, Inc.
                                         1000 Marina Boulevard
                                         Brisbane, CA 94005-1841
                                         Attn: Chief Executive Officer
                                         Telecopy: (650) 624-1019

          If to Genentech, addressed to: Genentech, Inc.
                                         1 DNA Way
                                         South San Francisco, California 94080
                                         Attn: Corporate Secretary
                                         Telecopy: (650) 952-9881

                         with a copy to:
                                         Vice President of Business Development
                                         Telecopy: (650) 225-3009

      11.2 Governing Law. This Amended Agreement shall be governed by and construed in accordance with the laws of the State of California (other than its choice of law principles).

      11.3 Entire Agreement. Except for the Credit Agreement, the Services Agreement, the Supply Agreement and the Stock Agreements, this Amended Agreement is the entire agreement and understanding between the Parties, and supercedes and cancels any and all prior negotiations, correspondence, understandings and agreements, whether written or oral, between the Parties respecting the subject matter hereof, including, without limitation, the Original Agreement and that certain Letter of Intent between the Parties dated as of November 17, 1995. No amendment or other modification of this Amended Agreement shall be binding on either Party unless reduced to writing and signed by an authorized officer of each Party.

      11.4 Binding Effect and Assignment. This Amended Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns, subject to the remainder of this Section. This Amended Agreement shall not be assignable by VaxGen in whole or in part without Genentech's prior consent in its sole discretion. This Amended Agreement shall not be assignable by Genentech in whole or in part without VaxGen's consent in its sole discretion, except that Genentech may assign this Amended Agreement in whole or in part without VaxGen's consent in connection with any consolidation, merger, redemption, put or sale of stock, or conveyance of substantially all of Genentech's assets, or change-of-control transaction that involves Genentech, Genentech's parent company F. Hoffmann La-Roche Ltd., a Swiss corporation, or their affiliates.

      11.5 Dispute Resolution. Except as otherwise expressly provided in this Amended Agreement (including Sections 3.3 or 3.4 above), in the event of any dispute, controversy or claim arising out of or relating to this Amended Agreement, the Parties shall try to settle it amicably between themselves including first referring such dispute, controversy or claim to a member of Genentech's Executive Committee and VaxGen's Board of Directors for resolution. If the Parties are unable to so settle such dispute, controversy or claim within 60 days after such referral, then either Party may, by notice to the other, have it referred to their respective chief executive officers or their designees for attempted resolution by good faith negotiations within 30 days after such notice. In the event the chief executive officers or their designees are not able to resolve it, either Party may at any time after the 30-day period invoke the arbitration provisions of this Section 11.5.

            All arbitration proceedings shall be conducted in San Francisco, California, under the procedural rules of the American Arbitration Association. The Party requesting arbitration shall serve upon the other Party a demand for arbitration stating the substance of the controversy, dispute or claim, and the contention of the Party requesting arbitration. Within 60 days after the demand, the Parties shall each select one arbitrator, which arbitrators shall together select a third arbitrator. The three arbitrators are to act as neutral arbitrators and shall have no past, present or anticipated future affiliation with the Parties which would unduly influence the independence of an arbitrator. The decision of the arbitrators shall be in writing setting forth the basis therefor.

            Prior to the commencement of the arbitration proceeding, each Party shall submit to the arbitrators its "best offer" to resolve the dispute, controversy, or claim. The arbitrators shall consider the "best offer" of each Party, communicate to the Parties their respective "best offers" and after the arbitration proceeding select the "best offer" of the Party which prevailed over the other Party based on the arbitration proceeding. The arbitrators shall have the authority to award compensatory damages, interest, tort damages (but not punitive or similar damages) and specific performance and other equitable relief. The Parties shall abide by the award rendered in such arbitration proceeding, and such award may be enforced and executed upon in any court having jurisdiction over the Party against whom enforcement of such award is sought. During such arbitration proceedings, each Party shall pay its arbitrators' fees, administration charges and related expenses of arbitration. The losing Party shall thereafter reimburse the prevailing Party for all such costs incurred in connection with such arbitration.

      11.6 Waiver. The waiver by either Party of any breach of or default under any of the provisions of this Amended Agreement or the failure of either Party to enforce any of the provisions of this Amended Agreement or to exercise any right thereunder shall not be construed as a waiver of any other breach or default or a waiver of any such rights or provisions hereunder.

      11.7 Severability. If any part of this Amended Agreement shall be held invalid, illegal or unenforceable by any court of authority having jurisdiction over this Amended Agreement or either Party, such part shall be ineffective only to the extent of such invalidity, illegality or unenforceability, and shall be validly reformed by addition or deletion of wording as appropriate to avoid such result and as nearly as possible approximate the intent of the Parties. If unreformable, this Amended Agreement shall be divisible and deleted in such jurisdiction, but elsewhere shall not be affected.

      11.8 Publicity. VaxGen and Genentech shall consult and obtain mutual consent before making any public announcement concerning this Amended Agreement, the subject matter hereof or use of the other Party's name, except for information that is already in the public domain or where the nature of such information has been previously approved for disclosure (in which case this Section 11 .8 will no longer apply to that previously approved information).

      11.9 Counterparts. This Amended Agreement may be executed in two or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

      11.10 No Other Rights. No rights or licenses, express or implied, are granted to VaxGen by this Amended Agreement to use in any manner any trade name or trademark of Genentech, or any other intellectual property not expressly covered by this Amended Agreement.

      11.11 Force Majeure. Neither Party shall be liable to the other for loss or damages or shall have any right to terminate this Amended Agreement (except as otherwise provided in this Amended Agreement) for any default or delay of the other Party in its performance under this Amended Agreement that is attributable to an act of God, flood, fire, explosion, strike, lockout, labor dispute, casualty or accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of such government, or any other cause beyond the reasonable control of the affected Party, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder for the period of time that it is so disabled.

      11.12 Headings. Headings are for the convenience of reference only and shall not control the construction or interpretation of any of the provisions of this Amended Agreement.

      11.13 No Partnership. Nothing in this Amended Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties. Neither Party shall incur any debts or make any commitments for the other Party.

IN WITNESS WHEREOF, the Parties each have caused this Amended Agreement to be duly executed by its duly authorized representative as of the date set forth above.

GENENTECH, INC.                              VAXGEN, INC.


By:                                          By:
      ------------------------------               -----------------------------
Name:                                        Name:
      ------------------------------               -----------------------------
Title:                                       Title:
      ------------------------------               -----------------------------

                                    Exhibit A

                             Licensed Patent Rights

===================================================================================================
Subject   Country      Status       Appln. No.      Appln. Dt.     Pat. No.         Date Granted
===================================================================================================
Vaccine   Australia    Granted      51705/85        DEC 23 1985    600658           DEC 11 1990
---------------------------------------------------------------------------------------------------
Vaccine   Canada       Pending      498600          DEC 24 1985
---------------------------------------------------------------------------------------------------
Vaccine   European     Pending      85309454.8      DEC 23 1985
---------------------------------------------------------------------------------------------------
Vaccine   Malaysia     Granted      PI8701924       SEP 24 1987    MY102030A        FEB 29 1992
---------------------------------------------------------------------------------------------------
Vaccine   Canada       Granted      559508          FEB 22 1988    1330038          JUN 07 1994
---------------------------------------------------------------------------------------------------
Vaccine   European     Pending      88301425        FEB 19 1988
---------------------------------------------------------------------------------------------------
Vaccine   Japan        Pending      38459/88        FEB 20 1988
---------------------------------------------------------------------------------------------------
          United
Vaccine   States       Pending      08/405616       MAR 15 1995
---------------------------------------------------------------------------------------------------
Vaccine   Australia    Granted      75847/91        APR 01 1991    647108           JUN 30 1994
---------------------------------------------------------------------------------------------------
Vaccine   Austria      Granted      91907077.1      APR 01 1991    527760           JUL 19 1995
---------------------------------------------------------------------------------------------------
Vaccine   Belgium      Granted      91907077.1      APR 01 1991    527760           JUL 19 1995
---------------------------------------------------------------------------------------------------
Vaccine   Canada       Pending      2078546-2       APR 01 1991
---------------------------------------------------------------------------------------------------
Vaccine   Denmark      Granted      91907077.1      APR 01 1991    527760           JUL 19 1995
---------------------------------------------------------------------------------------------------
Vaccine   European     Granted      91907077.1      APR 01 1991    527760           JUL 19 1995
---------------------------------------------------------------------------------------------------
Vaccine   France       Granted      91907077.1      APR 01 1991    527760           JUL 19 1995
---------------------------------------------------------------------------------------------------
Vaccine   Germany      Granted      91907077.1      APR 01 1991    527760           JUL 19 1995
---------------------------------------------------------------------------------------------------
          Great
Vaccine   Britain      Granted      91907077.1      APR 01 1991    527760           JUL 19 1995
---------------------------------------------------------------------------------------------------
Vaccine   Greece       Granted      91907077.1      APR 01 1991    527760           JUL 19 1995
---------------------------------------------------------------------------------------------------
Vaccine   Italy        Granted      91907077.1      APR 01 1991    527760           JUL 19 1995
---------------------------------------------------------------------------------------------------
Vaccine   Japan        Pending      506683/91       APR 01 1991
---------------------------------------------------------------------------------------------------
Vaccine   Luxembourg   Granted      91907077.1      APR 01 1991    527760           JUL 19 1995
---------------------------------------------------------------------------------------------------
Vaccine   Netherlands  Granted      91907077.1      APR 01 1991    527760           JUL 19 1995
---------------------------------------------------------------------------------------------------
Vaccine   New Zealand  Pending      237666          APR 03 1991
---------------------------------------------------------------------------------------------------
Vaccine   Spain        Granted      91907077.1      APR 01 1991    527760           JUL 19 1995
---------------------------------------------------------------------------------------------------
Vaccine   Sweden       Granted      91907077.1      APR 01 1991    527760           JUL 19 1995
---------------------------------------------------------------------------------------------------
          Switzerland
Vaccine    (& LI)      Granted      91907077.1      APR 01 1991    527760           JUL 19 1995
---------------------------------------------------------------------------------------------------
          United
Vaccine   States       Pending      08/226162       APR 11 1994
---------------------------------------------------------------------------------------------------
                                    PCT/US94/
Adjuvant  PCT          Pending      11753           OCT 13 1994
---------------------------------------------------------------------------------------------------

===================================================================================================
Subject   Country      Status       Appln. No.      Appln. Dt.     Pat. No.         Date Granted
===================================================================================================
          United
Adjuvant  States       Pending      08/365986       DEC 28 1994
---------------------------------------------------------------------------------------------------
          United
Adjuvant  States       Pending      08/447291       MAY 22 1995
---------------------------------------------------------------------------------------------------
Vaccine   Australia    Pending      7047894         JUN 07 1994
---------------------------------------------------------------------------------------------------
Vaccine   European     Pending      94919281.9      JUN 07 1994
---------------------------------------------------------------------------------------------------
Vaccine   New Zealand  Pending      267838          JUN 07 1994
---------------------------------------------------------------------------------------------------
          United
Vaccine   States       Pending      08/448603       JUN 07 1995
---------------------------------------------------------------------------------------------------
Adjuvant  PCT          Pending      PCT/US94/11674  OCT 13 1994
---------------------------------------------------------------------------------------------------
          United
Adjuvant  States       Pending      08/460363       JUN 01 1995
---------------------------------------------------------------------------------------------------

Adjuvant  Argentina    Pending      329860          OCT 21 1994
---------------------------------------------------------------------------------------------------
Adjuvant  Chile        Pending      1544-94         OCT 21 1994
---------------------------------------------------------------------------------------------------
Adjuvant  Mexico       Pending      948028          OCT 17 1994
---------------------------------------------------------------------------------------------------
Adjuvant  PCT          Pending      PCT/US94/11678  OCT 13 1994
---------------------------------------------------------------------------------------------------
          United
Adjuvant  States       Pending      08/143313       OCT 25 1993
---------------------------------------------------------------------------------------------------
Adjuvant  Uruguay      Pending      23846           OCT 21 1994
---------------------------------------------------------------------------------------------------
Adjuvant  Venezuela    Pending      1650-94         OCT 27 1994
---------------------------------------------------------------------------------------------------
          United
Process   States       Pending      08/650364       MAY 20 1996
---------------------------------------------------------------------------------------------------
          United                    GNE Docket
Vaccine   States       Pending      P1008           JUL 8 1996
---------------------------------------------------------------------------------------------------

*Pending in 17 European countries.

                             Third Party Agreements

      License and Supply Agreement, dated as of June 28, 1992, between Genentech and Cambridge Biotech Corporation.

      Sublicense Agreement, dated as of September 30, 1991, between Genentech and Cambridge Biotech Corporation.

      Letter agreement, dated November 28, 1995, between Genentech and Univax Biologics.